Execution Copy

AMENDMENT ONE
TO THE
UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (the "Company") maintains the UPS Retirement Plan (the "Plan"), amended and restated effective January 1, 2014; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Company's board of directors (the "Board") may amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to freeze eligibility effective June 30, 2016, such that anyone hired, rehired, or transferred to Employee status on or after July 1, 2016 (other than those participants eligible to participate in the Plan in accordance with Appendix M) shall not be eligible to participate in the Plan; and

NOW THEREFORE, in consideration of the foregoing, the Plan is amended as follows, effective June 30, 2016:

1.

The introductory section of the Plan is amended to add the following:

FURTHERMORE, the Plan was amended effective June 30, 2016 to provide for a freeze of eligibility effective as of that date for any individual hired, rehired, or transferred to Employee status on or after July 1, 2016. All employees who were employed as an Employee on June 30, 2016 shall remain Participants and shall continue to earn Benefit Service and accrue benefits as set forth under this Plan as long as such individual remains employed as an Employee, but any individual hired, rehired, or transferred to Employee status on or after July 1, 2016 shall generally be ineligible to participate in the Plan, and shall generally be ineligible to accrue benefits under the Plan, except as specifically set forth herein. This shall not affect any individual participating or who becomes eligible to participate in the Plan by Appendix M but only to the extent of the benefits described in Appendix M. For clarification, any individual hired, rehired, or transferred to Employee status on or after July 1, 2016 who had a previously accrued benefit under the Plan, shall continue to be considered a "Participant" under the Plan, but only to the extent of such previously accrued benefit. No additional Benefit Service for such an individual shall apply or be earned, nor shall any benefits generally increase following the date such individual is hired, rehired, or transferred to Employee status after June 30, 2016, except as may be specifically set forth under this Plan.

2.

Section 1.l (h) ("Benefit Service") is amended by revising paragraph (v) to read as follows:

(v) Terminated and Rehired Employees after December 31, 2007, but before July 1, 2016. An employee who was employed as an Employee on December 31, 2007 will continue to earn Benefit Service described in this Section 1.1(h) after 2007 for all purposes as long as he remains employed as an Employee, but an employee who ceases to be employed as an Employee whether as a result of termination of employment or a transfer to a non-Employee position will cease to earn Benefit Service credit after such termination or transfer except as provided in this Section 1.1(h)(v). An Employee who is transferred to a non-Employee position (whether on, before or after January 1, 2008) and then is transferred back to an Employee position or rehired as an Employee on or after January 1, 2008, but before July 1, 2016 and who has not commenced benefits under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall continue to earn Benefit Service as described in Section 1.1(h) following such transfer or rehire solely for purposes of determining early retirement subsidies, but not benefit accrual, under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula for the benefit accrued before he or she terminated service or transferred to the non-Employee position until he or she terminates employment with the Employer Company and all Related Employers. The provisions of this Section 1.l (h)(v) will not affect any Crewmember covered by Appendix M but only to the extent of the benefits described in Appendix M.

3.

Section 1.l(h) ("Benefit Service") is amended by adding a new paragraph (vi) to read as follows:

(vi)Newly Hired and Rehired Employees and Individuals Transferred to Employee Status after June 30, 2016. An employee who was employed as an Employee on December 31, 2007 and who remained employed as an Employee through June 30, 2016 will continue to earn Benefit Service described in this Section 1.l(h) after June 30, 2016 for all purposes as long as he remains employed as an Employee, but an employee who ceases to be employed as an Employee whether as a result of termination of employment or a transfer to a non Employee position will cease to earn Benefit Service credit after such termination or transfer.    Any individual who is newly hired on or after July 1, 2016 shall not be eligible to participate in the Plan and shall not be entitled to earn any Benefit Service under this Section 1.l(h). The provisions of this Section l.l (h)(vi) will not affect any Crew member covered by Appendix M but only to the extent of the benefits described in Appendix M.

4.

Section 1.1(eeee) ("Year of Service") is amended by adding the following provision to the end of such section to read as follows:

For purposes of clarification, for individuals who return to Employee status on or after July 1, 2016 shall continue to earn Years of Service as set forth in this Section 1.1(eeee) of the Plan.

5.

Section 2.2 is hereby amended to read as follows:

Section 2.2 Eligibility Requirements on or after January l , 2008, but before July l, 2016.

Any Employee included as a Participant under the provisions of the Plan as in effect immediately before January 1, 2008 will continue to participate in accordance with the provisions of this Plan. A Crewmember will become a Participant as described in Appendix M but only to the extent of the benefits described in Appendix M. An individual hired as an Employee or transferred from a non-Employee position into a position as an Employee prior to January 1, 2008 will become a Participant in accordance with Section 2.1. An individual hired or rehired as an Employee or transferred from a non-Employee position into a position as an Employee on or after January 1, 2008, but before July 1, 2016 will immediately become a Participant in this Plan.

6.

A new Section 2.3 is hereby added to the Plan to read as follows:

Section 2.3 Eligibility Requirements on or after July l , 2016.

Any Employee included as a Participant under the provisions of the Plan as in effect immediately before July 1, 2016 will continue to participate in accordance with the provisions of this Plan. A Crewmember will become a Participant on or after July 1, 2016 as described in Appendix M but only to the extent of the benefits described in Appendix M. An individual hired or rehired as an Employee or transferred from a non-Employee position into a position as an Employee on or after July 1, 2016 will not be eligible to participate in the Plan. For clarification, any person who had an accrued benefit under the Plan prior to July 1, 2016 and who is hired, rehired, or transferred to Employee status on or after July 1, 2016 shall continue to be considered a "Participant" under the Plan, but only to the extent of such previously accrued benefit, except as may be specifically provided under the terms of the Plan.

7.

Section 4.7 of the Plan is hereby revised to add the following sentence to the end thereof:

Notwithstanding anything in this Section 4.7 to the contrary, individuals hired, rehired, or transferred to Employee status on or after July 1, 2016 shall generally not be eligible to participate in the Plan, and shall be eligible for a Portable Account Benefit only to the extent such individual earned Portable Account Benefits prior to his or her termination of employment or transfer out of Employee status, as per the terms of the Plan. Other than as expressly set forth under Section 5.3(g), no additional Portable Account Benefits shall be earned by any individual following their hire date, rehire date, or date of transfer to Employee status on or after July 1, 2016.

8.

Section 5.2(a)(i) of the Plan is hereby revised to read as follows:

Section 5 .2     Benefit Amounts.

(a)    Accrued Benefit. The amount of the monthly pension payable to a
Participant in the Normal Form commencing as of his or her Normal Retirement Date or, if later, the date he or she actually retires determined as follows:

(i)	General. For a Participant, other than a Grandfathered Participant or a Pre-2001 Participant, the sum of A, B, C and D, where:

(A) = the RPA Formula benefit, if any,
(B) = the UPS Freight Formula benefit, if any,
(C) = the Pre-2006 Motor Cargo Formula benefit, if any, and
(D) = the Portable Account Benefit, if any.

For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. Ifa Participant is eligible to accrue a Portable Account Benefit, he shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation and his or her years of Benefit Service earned after December 31, 2007, if any, will be taken into account solely for purposes of determining early retirement subsidies, but not benefit accrual, under the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

Notwithstanding the foregoing, each individual who is hired, reemployed, or transferred to Employee status on or after July 1, 2016, shall not be eligible to accrue additional benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit, except as specifically provided in Section 5.3(g).

9.

Section 5.3(g)(i) of the Plan is hereby revised to read as follows:

(i)
General. For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he or she shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his or her Final Average Compensation.

Notwithstanding the foregoing, each individual who is hired, reemployed, or transferred to Employee status on or after July I , 2016, shall not be eligible to accrue additional benefits either under a Portable Account Benefit or a Final Average Compensation Formula benefit, except as specifically provided in this Section 5.3(g)

10.

Section 5.3(g)(ii) of the Plan is hereby revised to read as follows:

(ii)	Eligibility for Portable Account Benefit. A Participant is eligible to accrue a Portable Account Benefit if:

(A)	he or she is hired or rehired as an Employee on or after January 1, 2008, but before July 1, 2016; or

(B)	he or she is transferred from a non-Employee position into an Employee position on or after January 1, 2008, but before July 1, 2016.

However, a Participant whose terms and conditions of employment are governed by a collective bargaining agreement shall not be eligible to accrue a Portable Account Benefit unless expressly provided by the collective bargaining agreement.

11.

Section 5.3(g)(iv) of the Plan is hereby revised to read as follows:

(iv)
Interest Credits. An Interest Credit will be allocated to each Portable Account Participant's Portable Account as of the last day of each Plan Year, calculated by multiplying his or her Account Balance as of the first day of that Plan Year by the Interest Credit Percentage for that Plan Year. A Portable Account will be credited with an Interest Credit for each Plan Year until the Portable Account Participant's benefit commencement date without regard to whether the Portable Account Participant is an Employee. If the Portable Account Participant's benefit commencement date is other than the last day of a Plan Year, the Interest Credit for the Plan Year that includes the benefit commencement date will be prorated based on the ratio of whole months expired in the year before the benefit commencement date, to 12. If a Participant described in the preceding sentence is reemployed as an Employee during the same Plan Year, no additional Interest Credit will be made for that Plan Year. Notwithstanding the provisions in this 5.3(g) which provide that individuals who are hired, reemployed, or transferred to Employee status on or after July 1, 2016 shall not be eligible to earn a Portable Account Benefit for periods on or after such hire, reemployment or transfer to Employee status date, any Participant who previously earned a Portable Account Benefit prior to such Participant's reemployment or date of transfer to Employee status on or after July 1, 2016, shall remain eligible to receive Interest Credits for each Plan Year until such Participant's benefit commencement date as set forth in this sub-paragraph.

12.

Section 9.4 of the Plan is hereby revised to add a new paragraph (e) to read as follows:

(e) No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, one year after the 120th day after receipt of the request for review). Failure to file suit within this time period shall extinguish any right to benefits under the Plan.

Any action at law or in equity to recover under this Plan by a Participant or beneficiary relating to or arising under the Plan shall only be brought in the US District Court for the Northern District of Georgia, and this court shall have personal jurisdiction over any participant or beneficiary named in the action.

13.

The following is added to the introduction to Appendix M:

Notwithstanding anything in the Plan to the contrary, the eligibility freeze that occurred effective June 30, 2016 and is described in Section 2.3 of the Plan and elsewhere shall not affect any person covered by this Appendix M but only to the extent of the benefits described in this Appendix M.

IN WITNESS WHEREOF, the Board has caused this amendment to be executed this of 24th day of June, 2016.

BOARD OF DIRECTORS OF UNITED
PARCEL SERVICE OF AMERICA, INC.

/S/ DAVID P. ABNEY
David P. Abney
Chairman and Chief Executive Officer
June 24, 2016